Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 8, 2006, Marvell acquired the communications and applications processor business (the “Business”) of Intel Corporation.  Under terms of the agreement, Marvell paid $600.0 million in cash as consideration.  The following unaudited pro forma condensed combined financial information gives the effect to the acquisition of the communications and applications processor business (the “Business”) of Intel Corporation (“Intel”) by Marvell Technology Group Ltd. (“Marvell”).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF MARVELL TECHNOLOGY GROUP LTD AND
HAND HELD PRODUCTS GROUP OF INTEL CORPORATION

	Historical
	Marvell at	Intel Business at	Pro Forma
	July 29,	July 1,	Adjustments		Pro Forma
	2006	2006	(Note 3)		Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$348,315	$—	$(200,000	)(c)	$148,315
Short-term investments	449,411	—	—		449,411
Accounts receivable, net	342,780	—	—		342,780
Inventories	231,096	66,644	(66,644	)(a)	231,096
Prepaid expenses and other current assets	107,050	—	3,847	(b)	110,897
Deferred income tax	3,945	—	4,550	(b)	8,495
Total current assets	1,482,597	66,644	(258,247)		1,290,994
Property and equipment, net	329,296	58,968	(13,892	)(a),(b)	374,372
Goodwill	1,639,184	—	321,350	(b)	1,960,534
Acquired intangible assets	251,803	3,838	383,062	(a),(b)	638,703
Other noncurrent assets	123,032	—	18,978	(b)	142,010
Total assets	$3,825,912	$129,450	$451,251		$4,406,613

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$212,127	$—	$—		$212,127
Accrued liabilities	111,155	12,161	231,509	(a),(d),(e)	354,825
Income taxes payable	27,756	—	—		27,756
Deferred income	29,495	—	—		29,495
Current portion of capital lease obligations	17,983	—	—		17,983
Total current liabilities	398,516	12,161	231,509		642,186
Capital lease obligations, net of current portion	24,181	—	—		24,181
Non-current income taxes payable	108,272	—	—		108,272
Other long-term liabilities	34,583	—	14,831	(b)	49,414
Term loan obligations	—	—	400,000	(f)	400,000
Total liabilities	565,552	12,161	646,340		1,224,053

Shareholders’ equity:
Common stock	1,175	—	—		1,175
Additional paid-in capital	3,702,433	—	—		3,702,433
Accumulated other comprehensive loss	(1,259)	—	—		(1,259)
Retained earnings (accumulated deficit)	(441,989)	117,289	(195,089	)(a),(g)	(519,789)
Total shareholders’ equity	3,260,360	117,289	(195,089)		3,182,560
Total liabilities and shareholders’ equity	$3,825,912	$129,450	$451,251		$4,406,613

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS OF MARVELL TECHNOLOGY GROUP LTD AND
HAND HELD PRODUCTS GROUP OF INTEL CORPORATION

	Historical
	Marvell	Intel Business
	Six Months	Six Months
	Ended	Ended	Pro Forma
	July 29,	July 1,	Adjustments		Pro Forma
	2006	2006	(Note 3)		Combined
	(in thousands, except for per share amounts)

Net revenue	$1,095,181	$222,511	$—		$1,317,692
Operating costs and expenses:
Cost of goods sold	519,308	335,716			855,024
Research and development	281,873	126,995	(8,976	)(h)	399,892
Selling, general and administrative	116,376	40,868	—		157,244
Amortization/write-off of acquired intangible assets and other	44,756	—	37,272	(i)	82,028
Total operating costs and expenses	962,313	503,579	28,296		1,494,188
Operating income (loss)	132,868	(281,068)	(28,296)		(176,496)
Interest and other income (expense), net	8,707	—	(18,104	)(j)(k)	(9,397)
Income (loss) before income taxes	141,575	(281,068)	(46,400)		(185,893)
Provision for income taxes	27,977	—	898	(l)	28,875
Income before change in accounting principle	113,598	(281,068)	(47,298)		(214,768)
Cumulative effect of change in accounting principle, net of tax effect	8,846	—	—		8,846
Net income (loss)	$122,444	$(281,068)	$(47,298)		$(205,922)
Income per share before change in accounting principle:
Basic	$0.19				$(0.37)
Diluted	$0.18				$(0.37)

Net income (loss) per share:
Basic	$0.21				$(0.35)
Diluted	$0.19				$(0.35)

Weighted average shares — basic	584,918				584,918
Weighted average shares — diluted	636,524				584,918

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

	Historical
	Marvell	Intel Business
	Year	Year
	Ended	Ended	Pro Forma
	January 28,	December 31,	Adjustments		Pro Forma
	2006	2005	(Note 3)		Combined
	(restated)
	(in thousands, except for per share amounts)

Net revenue	$1,670,266	$391,649	$—		$2,061,915
Operating costs and expenses:
Cost of goods sold	783,244	473,760			1,257,004
Research and development	366,740	262,851	(15,617	)(h)	613,974
Selling, general and administrative	167,762	64,789	—		232,551
Amortization/write-off of acquired intangible assets and other	91,738	—	74,544	(i)	166,282
Acquired in-process research and development	4,300	—	—		4,300
Total operating costs and expenses	1,413,784	801,400	58,927		2,274,111
Operating income (loss)	256,482	(409,751)	(58,927)		(212,196)
Interest and other income (expense), net	19,369	—	(34,822	(j)(k)	(15,453)
Income (loss) before income taxes	275,851	(409,751)	(93,749)		(227,649)
Provision for income taxes	76,361	—	1,562	(l)	77,923
Net income (loss)	$199,490	$(409,751)	$(95,311)		$(305,572)

Basic net income (loss) per share	$0.35				$(0.54)
Diluted net income (loss) per share	$0.32				$(0.54)

Weighted average shares — basic	565,870				565,870
Weighted average shares — diluted	631,289				565,870

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

The following unaudited pro forma condensed combined financial information gives the effect to the acquisition of the communications and applications processor business (the “Business”) of Intel Corporation (“Intel”) by Marvell Technology Group Ltd. (“Marvell”). The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”  Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, was allocated to the net tangible and intangible assets of the Business acquired in connection with the asset purchase agreement, based on the fair values as of the completion of the acquisition.  Management has estimated the fair value of assets acquired from the Business.  In determining these fair values, management has considered the net realizable value attributable to net tangible and intangible assets of the Business.  Management’s final valuation of the fair value of assets acquired was based on the actual net tangible and intangible assets of the Business that existed as of the date of the completion of the acquisition.

The Business was not operated as a stand-alone business, but was a division of Intel, operating within a business group.  The accompanying financial statements of the Business have been prepared from the historical accounting records of Intel and do not purport to reflect the assets acquired and liabilities assumed, and the net revenues and direct expenses that would have resulted if the Business had been a separate, stand-alone company during the periods presented.  It is not practical for management to reasonably estimate expenses that would have resulted if the Business had operated as an unaffiliated independent company.  Since separate complete financial statements were not maintained for the Business’ operations, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest, and other expenses, was deemed impractical.  Additionally, since only certain assets were acquired and certain liabilities were assumed, a balance sheet and statement of stockholders’ equity was not applicable.  The unaudited statements of assets to be acquired and liabilities to be assumed as of July 1, 2006 and unaudited statements of net revenues and direct expenses for the six months ended July 1, 2006 and July 2, 2005 include all adjustments (consisting only of normal recurring adjustments)  that the Business considers necessary for a fair statement of its assets to be acquired and liabilities to be assumed and net revenues and direct expenses for the periods presented.  Future results of combined operations and combined financial position have and could continue to differ materially from the historical amounts presented herein.  Complete financial statements for the Business were not prepared as the Business was not maintained as a separate reporting unit and therefore it was impracticable to prepare full GAAP financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of July 29, 2006 gives the effect to the acquisition as if it occurred on July 29, 2006 and, due to the different fiscal period ends, combines the historical balance sheet of Marvell at July 29, 2006 and the condensed statement of  assets to be acquired and liabilities to be assumed of the Business at July 1, 2006.  The Marvell balance sheet information was derived from its unaudited July 29, 2006 balance sheet included in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2006 filed on July 2, 2007.  The statements of assets to be acquired and liabilities to be assumed of the Business included therein was derived from the unaudited statements of assets to be acquired and liabilities to be assumed of the Business as of July 1, 2006 included herein.

The unaudited pro forma condensed combined statement of operations for the six months ended July 29, 2006 and restated statement of operations for the year ended January 28, 2006 are presented as if the transaction was consummated on January 30, 2005 and, due to different fiscal period ends, combines the historical results of Marvell for the six months ended July 29, 2006 and restated historical results for the year ended January 28, 2006 and the historical results of the Business for the six months ended July 1, 2006 and year ended December 31, 2005.  The results of Marvell’s statement of operations for the six months ended July 1, 2006 were derived from its unaudited statement of operations included in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2006 and the results of Marvell’s restated statement of operations for the year ended January 28, 2006 were derived from its Annual Report on Form 10-K for the fiscal year ended January 27, 2007.  The statement of net revenues and direct expenses of the Business for the six months ended July 1, 2006 were derived from the unaudited financial statements included herein and the statement of net revenues and direct expenses of the Business for the year ended December 31, 2005 were derived from the audited financial statements included herein.

The unaudited pro forma condensed combined financial statements have been prepared by Marvell management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had Marvell and the Business been a combined company during the specified periods.  The pro forma adjustments are based on the information available at the time of the preparation of these statements.  The unaudited pro forma condensed combined financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the restated financial statements of Marvell for the year ended January 28, 2006 derived from its Annual Report on Form 10-K for the fiscal year ended January 27, 2007 filed with the Securities and Exchange Commission and Form 10-Q for the fiscal quarter ended July 29, 2006 filed with the Securities Exchange Commission.

2. Purchase Price Allocation

On November 8, 2006, Marvell acquired the communications and applications processor business (the “Business”) of Intel Corporation.  Under terms of the agreement, Marvell paid $600.0 million in cash as consideration.

The purchase price of the Business of $605.9 million was determined as follows (in thousands):

Cash	$600,000
Estimated transaction costs	5,857
Total estimated purchase price	$605,857

Under the purchase method of accounting, the total purchase price was allocated to net tangible and intangible assets acquired based on their estimated fair values as of the date of the completion of the acquisition as follows (in thousands):

Prepaid expenses and other current assets	$3,847
Deferred tax assets, current portion	4,550
Property and equipment, net	45,076
Other noncurrent assets	18,165
Deferred tax assets, noncurrent portion	813
Accrued liabilities	(6,577)
Accrued employee compensation	(12,236)
Supply agreement liability	(219,000)
Long-term liabilities	(14,831)
(180,193)
Amortizable intangible assets:
Existing technology	190,700
Core technology/Patents	136,300
Customer relationships	59,900
In-process research and development	77,800
Goodwill	321,350
Total purchase price allocation	$605,857

Existing technology consisted of products which have reached technological feasibility and includes chipsets which have been completed and shipped in volume to customers.  The value of the chip technology was determined by discounting estimated net future cash flows of the product.  Marvell will amortize the existing technology for the chip technology on a straight-line basis over average estimated lives of 1-5 years.

Core technology and patents represent a combination of processes, patents and trade secrets developed though years of experience in design and development of the products.  Marvell will amortize the core technology on a straight-line basis over an average estimated life of 7 years.

Customer relationships represent future projected revenue that will be derived from sales of future versions of existing products that will be sold to existing customers.  Marvell will amortize customer relationships on a straight-line basis over an average estimated life of 7 years.

Of the total estimated purchase price, $77.8 million has been allocated to in-process research and development (“IPRD”) based upon management’s estimate of the fair values of assets acquired.  The Business is currently developing new products that qualify as IPRD.  Projects that qualify as IPRD represent those that have not reached technological feasibility and which have no alternative use and therefore shall be immediately written-off.  The value assigned to in-process research and technology was determined by considering the importance of products under development to the overall development plan, estimating costs to develop the purchased IPRD into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value.  The fair values of IPRD were determined using the income approach, which discounts expected future cash flows to present value.  The discount rates used in the present value calculations were derived from a weighted-average cost of capital analysis, adjusted to reflect additional risks related to the product’s development and success as well as the product’s stage of completion.  Discount rates ranging from 24.0% to 27.0% were used to value IPRD.  At the time of the acquisition, there were three significant research and development projects in-process in which we estimated that projects were approximately 56.0% complete with aggregate costs to complete of $31.0 million.  The projects were in process and expected to be completed during fiscal 2008.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable.  Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur.  Accordingly, actual results may vary from the projected results.

3. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)          Adjustment to eliminate historical net assets against retained earnings of the Business as follows:

Inventory	$66,644
Property and equipment, net	58,968
Acquired intangible assets	3,838
Accrued liabilities	(12,161)
Retained earnings	$(117,289)

(b)         Adjustment to record net assets acquired at fair value and goodwill, representing the excess of purchase price over the fair value of net tangible and intangible assets acquired.

(c)          Adjustment to record cash paid for acquisition of $600.0 million, net of proceeds of $400.0 million from term loan obligation.

(d)         Adjustment to record direct transaction costs of $5.9 million.

(e)          Adjustment to record the fair value of supply contract liability of $219.0 million. In connection with the acquisition of the Intel Business, Marvell entered into a product supply agreement with Intel.  Under the terms of the agreement Marvell has contractually committed to purchase and Intel has agreed to supply a minimum number of wafers through June 2008. Based on Marvell’s assessment of the supply agreement, the prices being charged by Intel when compared to prices that market participants would be able to obtain in the open market are above market pricing.

(f)            Adjustment to record term loan obligation of $400.0 million. Amounts borrowed under the credit agreement bear interest at the higher of the lender’s prime rate or 0.5% per annum above the Federal Funds Effective Rate, as defined in the agreement, plus a 1% margin. Marvell pays interest and principal amounts equal to 0.25% of the aggregate principal amount of loans on a quarterly basis on the last business day of each March, June, September and December. The interest rate as of January 27, 2007 was 7.35%.  The remaining balance of the term loan is due in November 2009.

(g)         Adjustment to record in-process research and development charge of $77.8 million.  This adjustment is a non-recurring charge and therefore has been reflected in the pro forma balance sheet only.

(h)         Adjustment to record depreciation on acquired property and equipment for difference in depreciation as a result of adjustment to fair value and lives.

(i)             Adjustment to record amortization of the acquired intangible assets.

(j)             Adjustment to reduce interest income for cash used in acquisition.

(k)          Adjustment to record interest expense incurred from term loan obligation.

(l)             Adjustment to record the income tax effect of the difference in depreciation of fixed assets.

3. Unaudited pro forma combined net income (loss) per share

The pro forma basic and diluted net income (loss) per share are based on the number of Marvell shares of common stock used in computing basic and diluted net income (loss) per share.